UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 17, 2006

RELIANCE STEEL & ALUMINUM CO.
(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)
(213) 687-7700
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.
     On January 17, 2006, Reliance Steel & Aluminum Co., a California corporation (“Reliance”), RSAC Acquisition Corp., a Delaware corporation that is a wholly-owned subsidiary of Reliance, and Earle M. Jorgensen Company, a Delaware corporation (“EMJ”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, EMJ will be merged with and into RSAC Acquisition Corp., with RSAC Acquisition Corp. as the surviving corporation (the “Merger”). Upon completion of the Merger, RSAC Acquisition Corp. will change its name to Earle M. Jorgensen Company. The Merger Agreement provides for Reliance to pay, for each share of EMJ common stock, par value $0.001, consideration that is 50% payable in cash, in the amount of $6.50 per share of EMJ common stock, and 50% payable in shares of Reliance common stock, no par value, with the number of shares of Reliance stock to be determined by the formula set forth below. The value of the combined cash and stock consideration to be paid to EMJ stockholders would be approximately $13.00 per share of EMJ common stock.
     The fraction of a share of Reliance common stock to be issued in exchange for each share of EMJ common stock as a result of the Merger, subject to the terms and conditions of the Merger Agreement, is subject to a 15% symmetrical collar, so that between 0.0892 and 0.1207 shares of Reliance common stock will be issued for each share of EMJ common stock. The actual number of Reliance shares to be issued between those limits depends on the average daily closing sale price for Reliance common stock reported on the New York Stock Exchange for the 20-day trading period ending with and including the second complete trading day prior to the date that the Merger becomes effective (“Average Stock Price”). If the Average Stock Price is less than the $72.86 but more than $53.86, then the exchange ratio used to determine the fraction of a share of Reliance common stock to be issued for each share of EMJ common stock shall be determined by dividing $6.50 by the Average Stock Price. If the Average Stock Price is equal to or less than the $53.86, then the exchange ratio used to determine the stock consideration shall be 0.1207 shares of Reliance common stock for each share of EMJ common stock. If the Average Stock Price is equal to or more than the $72.86, then the exchange ratio used to determine the stock consideration shall be 0.1207 shares of Reliance common stock for each share of EMJ common stock. The exchange ratio will not be more than 0.1207 and will not be less than 0.0892 shares of Reliance common stock for each share of EMJ common stock.
     At the time that the Merger becomes effective (the “Effective Time”), holders of outstanding options to purchase EMJ common stock granted originally under the Earle M. Jorgensen Holding Company, Inc. Option Plan effective as of January 30, 1997, as amended, and assumed by EMJ effective as of April 20, 2005, will be entitled to receive for each such option an amount of cash equal to $13.00 minus the applicable per share exercise price. At the Effective Time, each outstanding option to purchase EMJ common stock granted pursuant to the Earle M. Jorgensen Company 2004 Stock

Incentive Plan shall be converted automatically into an option to purchase Reliance common stock on the same terms and conditions as were applicable to such options prior to the Effective Time, except that the number of shares of Reliance common stock that are subject to such option will be adjusted by a number determined by using an exchange ratio equal to dividing $13.00 by the Average Stock Price and the exercise price will be similarly adjusted, so as to preserve the economic value of the option. The Merger will be accounted for as a “purchase” and is intended to be a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), thereby making the transaction a tax-free reorganization with respect to the stock portion of the consideration to be paid to the EMJ stockholders.
     Reliance and EMJ have made customary representations, warranties and covenants in the Merger Agreement, including, among other things, covenants that (i) both Reliance and EMJ will conduct their respective businesses in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time and (ii) not to engage in certain kinds of transactions during such period. In addition, EMJ has agreed to cause a meeting of its stockholders to be held to consider adoption of the Merger Agreement. Reliance and EMJ will file a registration statement on Form S-4 with a proxy statement/prospectus with the Securities and Exchange Commission to register the shares of Reliance common stock to be issued pursuant to the Merger Agreement at the Effective Time. EMJ has also made certain additional customary covenants, including, among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any proposals for alternative business combination transactions.
     Consummation of the Merger is subject to customary conditions, including (i) approval of the EMJ stockholders, (ii) the absence of any law or order prohibiting the consummation of the Merger, (iii) the absence of any material adverse change in the business or operations of either party, (iv) expiration or termination of the Hart-Scott-Rodino waiting period and (v) an effective registration of the shares of Reliance common stock to be issued in connection with the Merger. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including, (a) the accuracy of the representations and warranties of the other party, (b) material compliance of the other party with its covenants, and (c) delivery of customary opinions from counsel to Reliance and counsel to EMJ that the Merger will qualify as a reorganization under Section 368(a) of the Code.
     The Merger Agreement contains certain termination rights for both Reliance and EMJ, and further provides that upon termination of the Merger Agreement under specified circumstances, EMJ may be required to pay to Reliance a termination fee of $20,476,157.

     RSAC Acquisition Corp. will assume approximately $291 million of EMJ’s debt, including EMJ’s obligations under EMJ’s 9 3/4% senior secured notes, as adjusted by any payments or borrowings made by EMJ prior to the closing.
     Reliance intends to finance the cash portion of the purchase price and repayment of certain of EMJ’s debt with cash on hand and borrowings under its existing $600 million syndicated credit facility, subject to obtaining the required approvals from Reliance’s lenders.
     Shares of EMJ common stock held by EMJ stockholders who properly demand payment for such shares in compliance with Section 262 of the Delaware General Corporation Law (the “DGCL”) will not be converted into the right to receive the merger consideration, but instead will be converted into the right to receive such consideration as may be determined to be due to such stockholder pursuant to Section 262 of the DGCL. However, if any EMJ stockholder fails to perfect or otherwise waives, withdraws or loses the right to receive payment under Section 262 of the DGCL, then that EMJ stockholder will not be paid in accordance with Section 262 of the DGCL and the shares of EMJ common stock held by that EMJ stockholder will be exchangeable solely for the right to receive the merger consideration as set forth in the Merger Agreement.
     As contemplated by the Merger Agreement, on January 17, 2006, Reliance, Kelso Investment Associates, L.P., a Delaware limited partnership (“KIA I”), Kelso Equity Partners II, L.P., a Delaware limited partnership (“KEP II”), KIA III-Earle M. Jorgensen, L.P., a Delaware limited partnership (“KIA III”), and Kelso Investment Associates IV, L.P., a Delaware limited partnership (“KIA IV” and together with KIA I, KEP II and KIA III, the “Kelso Entities”), entered into a Voting Agreement (the “Voting Agreement”) pursuant to which, among other things, each of the Kelso Entities will, subject to certain exceptions, vote all shares of EMJ common stock held by the Kelso Entities in favor of the adoption and approval of the Merger Agreement and the Merger. The Kelso Entities currently hold approximately 50.1% of the outstanding shares of EMJ common stock. The Voting Agreement may be terminated upon the occurrence of certain events, including, without limitation, the withdrawal or adverse modification by the EMJ’s board of directors of its recommendation to the EMJ stockholders that they approve the transaction.
     In addition, on January 17, 2006, Reliance and the Kelso Entities entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, Reliance granted to the Kelso Entities certain rights with respect to the registration of the shares of Reliance common stock that the Kelso Entities would receive on consummation of the Merger.
     The Boards of Directors of each of Reliance and EMJ unanimously approved the terms and conditions of the Merger Agreement at separate meetings on January 17, 2006. Following the Effective Time, Maurice S. “Sandy” Nelson, the Chief Executive Officer of EMJ, will retire, but will continue to be a consultant to Reliance and EMJ during a transition period following the Effective Time. No other changes in the officers and directors of either EMJ or Reliance is currently intended.
     Other than in respect of the Merger Agreement, the Voting Agreement and the Registration Rights Agreement, there is no material relationship between Reliance and EMJ or any of their affiliates.
     The foregoing description of the Merger and the Merger Agreement and the Voting Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as exhibits. The exhibits are not intended to provide any other factual information about Reliance or EMJ. The Merger Agreement contains representations and warranties that each of the parties made to the other. The assertions embodied in those representations and warranties are qualified by information provided in confidential disclosure schedules that the parties have exchanged in connection with the signing of the Merger Agreement. The disclosure schedules contain information that modify, qualify and/or create exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or at any other time.
Additional Information
     Investors and security holders are urged to read the information provided in the proxy statement/prospectus and Reliance registration statement regarding the proposed transaction, when they become available, because they will contain important information. The proxy statement/prospectus will be filed with the Securities and Exchange Commission by Reliance and EMJ. Investors and security holders may obtain a free copy of the proxy statement/prospectus, when it is available, and other documents filed by Reliance and EMJ with the Securities and Exchange Commission (“SEC”) at the SEC’s website at www.sec.gov. The proxy statement/prospectus and these other documents may also be obtained, when available, free of charge from Reliance at www.rsac.com and from EMJ at www.emjmetals.com. Stockholders should read the definitive proxy statement/prospectus carefully before making a decision concerning the Merger. Reliance, EMJ and their respective directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the EMJ stockholders in favor of the approval of the Merger. Information regarding the persons who may, under applicable SEC rules, be deemed to be participants in the solicitation of the EMJ stockholders in connection with the Merger is set forth in EMJ’s proxy statement for its 2005 annual meeting, filed with the SEC on July 22, 2005, and in Reliance’s proxy statement for its 2005 annual meeting, filed with the SEC on April 15, 2005, and additional information will be set forth in the definitive proxy statement/prospectus referred to above when it is filed with the SEC.

Item 8.01 Other Events
     The disclosure set forth under Item 1.01 above is incorporated herein by reference. Reliance and EMJ issued a joint press release on January 17, 2006, and Reliance hosted a conference call on January 18, 2006 discussing the Merger. The press release and a transcript of that conference call are attached as exhibits hereto.
Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Shell Company Transactions.

N/A

(d)	Exhibits.
2.1	Agreement and Plan of Merger dated as of January 17, 2006 by and among Reliance Steel & Aluminum Co., RSAC Acquisition Corp. and Earle M. Jorgensen Company.

2.2	Voting Agreement dated as of January 17, 2006 by and among Reliance Steel & Aluminum Co., a California corporation, and Kelso Investment Associates, L.P., a Delaware limited partnership, Kelso Equity Partners II, L.P., a Delaware limited partnership, KIA III-Earle M. Jorgensen, L.P., a Delaware limited partnership, and Kelso Investment Associates IV, L.P., a Delaware limited partnership, as stockholders of Earl M. Jorgensen Company, a Delaware corporation.

2.3	Registration Rights Agreement dated as of January 17, 2006 by and among Reliance Steel & Aluminum Co., a California corporation, and Kelso Investment Associates, L.P., a Delaware limited partnership, Kelso Equity Partners II, L.P., a Delaware limited partnership, KIA III-Earle M. Jorgensen, L.P., a Delaware limited partnership, and Kelso Investment Associates IV, L.P., a Delaware limited partnership.

99.1	Press Release dated January 17, 2006

99.2	Transcript of conference call dated January 18, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.
Dated: January 18, 2006	By:	/s/ David H. Hannah
David H. Hannah
Chief Executive Officer

EXHIBIT INDEX
2.1	Agreement and Plan of Merger dated as of January 17, 2006 by and among Reliance Steel & Aluminum Co., RSAC Acquisition Corp. and Earle M. Jorgensen Company.

2.2	Voting Agreement dated as of January 17, 2006 by and among Reliance Steel & Aluminum Co., a California corporation, and Kelso Investment Associates, L.P., a Delaware limited partnership, Kelso Equity Partners II, L.P., a Delaware limited partnership, KIA III-Earle M. Jorgensen, L.P., a Delaware limited partnership, and Kelso Investment Associates IV, L.P., a Delaware limited partnership, as stockholders of Earl M. Jorgensen Company, a Delaware corporation.

2.3	Registration Rights Agreement dated as of January 17, 2006 by and among Reliance Steel & Aluminum Co., a California corporation, and Kelso Investment Associates, L.P., a Delaware limited partnership, Kelso Equity Partners II, L.P., a Delaware limited partnership, KIA III-Earle M. Jorgensen, L.P., a Delaware limited partnership, and Kelso Investment Associates IV, L.P., a Delaware limited partnership.

99.1	Press Release dated January 17, 2006

99.2	Transcript of conference call dated January 18, 2006

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